EXHIBIT 99.3

                                CERTIFICATION BY
                             CHIEF FINANCIAL OFFICER
                     TRUSTMARK CORPORATION AND SUBSIDIARIES
                         PURSUANT TO 18 U.S.C. ss. 1350


I, Zach L. Wasson, Treasurer of Trustmark, hereby certify that the accompanying report on Form 10-Q (Report) for the period ending September 30, 2002, and filed with the Securities and Exchange Commission on the date hereof pursuant to
Section 13(a) of the Securities Exchange Act of 1934 by Trustmark, fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of Trustmark.



BY:       /s/ Zach L. Wasson
          ------------------
          Zach L. Wasson
          Treasurer (Principal
          Financial Officer)

DATE:     November 13, 2002